UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K/A

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June, 2020

Commission File Number: 333-224459

Seadrill Limited

(Exact name of registrant as specified in its Charter)

Par-la-Ville Place, 4th Floor

14 Par-la-Ville Road

Hamilton HM 08 Bermuda

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒        Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country“), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

EXPLANATORY NOTE

On July 2, 2018, Seadrill Limited (“SDRL”) furnished a Form 6-K as the initial report of SDRL for the purpose of, and pursuant to, Section 12(g) of the Securities Exchange Act of 1934, as amended. This amended Form 6-K is being filed by SDRL solely for the purpose of generating an appropriate EDGAR code in connection with a filing to be made in furtherance of SDRL’s planned, previously-announced, voluntary delisting of its common shares from the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEADRILL LIMITED

By:	/s/ Anton Dibowitz
Name:	Anton Dibowitz
Title:	Chief Executive Officer of Seadrill Management Ltd. (Principal Executive Officer of Seadrill Limited)

Date: June 11, 2020

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